EXHIBIT 99.1

VisionWave Activates RF Sensing Layer of Its AI-Driven Autonomous Defense Platform Following Phase One Closing of SaverOne (NASDAQ: SVRE) Strategic Transaction - establishes VisionWave’s 19.99% ownership position in SaverOne

News Summary

VisionWave Holdings Inc. (NASDAQ: VWAV) announced the completion of Phase One of its strategic transaction with SaverOne 2014 Ltd. (NASDAQ: SVRE), establishing VisionWave’s 19.99% ownership stake in SaverOne under the company’s previously announced definitive agreement dated January 26, 2026, and advances the path toward potential 51% ownership

WEST HOLLYWOOD, Calif. — March 11, 2026 — VisionWave Holdings Inc. (NASDAQ: VWAV) today announced the completion of Phase One of its previously announced strategic transaction with SaverOne 2014 Ltd. (NASDAQ: SVRE). The Phase One closing occurred on March 5, 2026, establishing VisionWave’s initial ownership position of approximately 19.99% in SaverOne pursuant to the companies’ definitive agreement announced January 26, 2026. The agreement provides a framework for potential additional phases that may increase VisionWave’s ownership in SaverOne to approximately 51%, subject to the achievement of technology integration and commercialization milestones.

The Phase One closing activates the RF sensing layer of VisionWave’s developing multi-domain sensing architecture, which integrates advanced sensing technologies, artificial intelligence infrastructure, computational acceleration and autonomous systems.

Key Highlights

● Phase One closing completed March 5, 2026

● VisionWave acquired 19.99% ownership in SaverOne

● Transaction governed by January 26, 2026 definitive agreement

● Framework provides path toward potential 51% ownership

● Integration supports VisionWave’s AI-driven autonomous defense platform

Technology Demonstrations

SaverOne’s RF sensing technology has been demonstrated in real-world environments illustrating the ability to detect wireless signal activity and identify pedestrian presence in conditions including limited visibility and non-line-of-sight scenarios.

Video demonstrations of the technology can be viewed here:

RF Detection Demonstration

https://www.youtube.com/watch?v=60bMQYA9hkQ

Technology Overview

https://www.youtube.com/watch?v=N4tmkFhxGU0

Detection Demonstration

https://www.youtube.com/watch?v=haiv5zlXeeY

These demonstrations illustrate how RF sensing technologies may complement conventional optical sensing systems by providing detection capabilities based on wireless signal analysis.

Activating the RF Sensing Layer of VisionWave’s Platform

Completion of Phase One represents an expansion of VisionWave’s sensing architecture and marks the activation of the RF sensing layer within the Company’s multi-domain sensing platform.

VisionWave’s architecture integrates multiple sensing modalities including:

● RF detection technologies

● autonomous aerial and ground systems

● artificial intelligence processing infrastructure

● high-performance computational acceleration

The platform is designed to support advanced situational awareness capabilities across complex operational environments.

RF Sensing and the Electromagnetic Environment

Modern security and defense environments increasingly involve complex electromagnetic signal activity generated by wireless devices, drones, sensors and communication systems. RF-based sensing technologies analyze these signal environments and identify electronic emissions that may indicate the presence of devices, vehicles or aerial platforms. VisionWave intends to evaluate how RF detection capabilities may complement its broader sensing initiatives including counter-drone detection technologies and autonomous systems platforms.

Growing Demand for Advanced Sensing Platforms

Governments and infrastructure operators worldwide are increasing investment in advanced sensing and situational awareness technologies designed to detect emerging threats and support autonomous systems. Platforms integrating multiple sensing modalities—including RF detection, autonomous system sensors and AI-driven analytics—are becoming an important component of next-generation defense and security architectures.

Transaction Structure

The SaverOne transaction is structured in three phases pursuant to the definitive agreement announced January 26, 2026.

Phase One – Completed March 5, 2026

VisionWave acquired approximately 19.99% of SaverOne.

Phase Two – Integration Milestone.

Phase Three – Commercial Deployment Milestone.

Potential increase in VisionWave’s ownership to approximately 51%.

Management Commentary

Douglas Davis, Interim Executive Chairman, VisionWave

“The completion of Phase One represents an important milestone in VisionWave’s strategy to build an integrated sensing and autonomy technology platform. Integrating RF sensing technologies with autonomous systems and artificial intelligence infrastructure expands the platform’s ability to support advanced situational awareness capabilities.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the completion of Phase One of the SaverOne transaction, the potential for additional phases and increased ownership to approximately 51%, technology integration milestones, activation and expansion of the RF sensing layer, future demonstrations or commercialization of RF-enhanced solutions, and the Company’s strategic initiatives. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are generally identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” and similar expressions, or by statements that events or trends “may,” “will,” or “could” occur. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including but not limited to risks related to the achievement of future integration and commercialization milestones, satisfaction of closing conditions for subsequent phases, regulatory approvals (including Nasdaq and Israeli regulatory requirements), potential delays or failures in technology integration, geopolitical tensions in Israel and the surrounding region, integration challenges, market acceptance of RF-based sensing in defense applications, competition in advanced sensing technologies, and other risks described in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release and in the Company’s SEC filings. VisionWave undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements.

Contacts:

VWAV - Investor Contact: investors@vwav.inc

Website: https://www.vwav.inc